Mindspeed(R) Reports Fiscal 2009 Third Quarter Results

Revenue Grew 23 Percent Sequentially, Excluding Patent Sales in the Prior Period, Driven by Strength in VoIP and High-Performance Analog

NEWPORT BEACH, CA -- (Marketwire - July 27, 2009) - Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for the third quarter of fiscal 2009, which ended on July 3, 2009.

Third Quarter Fiscal 2009 Revenue Results:

--  Total Revenue: $32.5 million, up 23 percent sequentially, excluding patent sales in the prior period
--  Multiservice Access (MSA) VoIP Revenue: $13.6 million, up 27 percent sequentially
--  High-Performance Analog (HPA) Revenue: $10.0 million, up 22 percent sequentially
--  Wide Area Networking (WAN) Revenue: $8.9 million, up 17 percent sequentially

Revenues for the third quarter of fiscal 2009 were $32.5 million and were in the middle of the company's updated guidance range provided on June 8, 2009. Revenues for the third quarter of fiscal 2009 increased sequentially by 14 percent from revenues of $28.5 million in the second quarter of fiscal 2009. Excluding patent sales in the prior period, product revenues for the third quarter of fiscal 2009 increased by 23 percent sequentially.

The company's non-GAAP gross margin was $19.9 million, or 61 percent of revenues, for the third quarter of fiscal 2009. This is compared to the company's non-GAAP gross margin of $17.7 million, or 62 percent of revenues, for the second quarter of fiscal 2009, which included a 3 percent net benefit from patent sales. Presented on a GAAP basis, gross margin for the third quarter of fiscal 2009 was $19.9 million, or 61 percent of revenues, compared to $14.0 million, or 49 percent of revenues, for the second quarter of fiscal 2009.

Total non-GAAP operating expenses for the third quarter of fiscal 2009 were $21.2 million, down 9 percent sequentially from the second quarter of fiscal 2009 level of $23.2 million. Total GAAP operating expenses for the third quarter of fiscal 2009 were $22.0 million compared to $28.4 million in total GAAP operating expenses for the second quarter of fiscal 2009.

Non-GAAP operating loss for the third quarter of fiscal 2009 was $1.3 million compared to a non-GAAP operating loss of $5.5 million for the second quarter of fiscal 2009. On a GAAP basis, the operating loss for the third quarter of fiscal 2009 was $2.1 million compared to an operating loss of $14.4 million for the second quarter of fiscal 2009.

The company's non-GAAP net loss for the third quarter of fiscal 2009 was $2.1 million, or $0.09 per share. This compares to the non-GAAP net loss for the second quarter of fiscal 2009 of $5.7 million, or $0.24 per share. Presented on a GAAP basis, the company reported a net loss of $2.9 million, or $0.12 per share, for the third quarter of fiscal 2009, which includes stock-based compensation expense among other items. This compares to a GAAP net loss of $14.6 million, or $0.62 per share, for the second quarter of fiscal 2009, which includes special charges relating to asset impairments and restructuring charges among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Revenues from multiservice access Voice-over-IP (VoIP) processor solutions contributed 42 percent of third quarter fiscal 2009 product revenues and increased 27 percent sequentially, while revenues from high-performance analog products increased 22 percent sequentially from the prior quarter and represented 31 percent of product revenues. Wide area networking communication revenues contributed the remaining 27 percent of third quarter fiscal 2009 product revenues and increased 17 percent sequentially.

Commentary

"In summary, we are delighted with the growth of our business. Our strong third quarter's revenue growth and the outlook for the fourth quarter are driven by the fundamental strength in our multiservice access VoIP processor and high-performance analog portfolios. This revenue growth, coupled with our significantly improved operating structure, we believe, has us poised to take advantage of the leverage in our business model," said Raouf Halim, Mindspeed's chief executive officer.

Outlook

Mindspeed expects fiscal 2009 fourth quarter revenues to grow between 2 and 10 percent, or to approximately $33.2 million to $35.8 million, from the fiscal 2009 third quarter, excluding any potential patent sales. The company expects fiscal 2009 fourth quarter non-GAAP gross margin to be in the range of 61 to 62 percent, excluding any potential patent sales. The company expects non-GAAP operating expenses to be approximately flat sequentially at $21.2 million in the fiscal fourth quarter of 2009, a reduction of 12 percent from the fiscal fourth quarter 2008 level of $24.1 million. Mindspeed expects to return to positive non-GAAP operating income and also does not expect to consume cash in the fourth quarter of fiscal 2009.

Third Quarter Fiscal 2009 Conference Call

Mindspeed will conduct a conference call announcing its third quarter of fiscal 2009 results on Monday, July 27, 2009, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. To listen to the conference call via telephone please dial 800-593-9968 (domestic) or 210-795-2680 (international); with the following password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's website at www.mindspeed.com. Replay of the conference will be available via telephone one hour after it concludes for 30 days by calling 866-380-8126 (domestic) or 203-369-0357 (international). Replay will also be available on Mindspeed's website at www.mindspeed.com.

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks. The company's three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors. Mindspeed's products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment. To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company's expectations, goals or intentions, including but not limited to, statements under the headings "Commentary" and "Outlook" regarding positive business trends, growth drivers, strength of the company's business units, business model leverage, improvements in our operating structure, patent sales and expected levels of revenues, gross margin, operating expenses, operating income and cash. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: cash requirements and terms and availability of financing; future operating losses; worldwide political and economic uncertainties, and specific conditions in the markets we address; fluctuations in the price of our common stock and our operating results; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; constraints in the supply of wafers and other product components from our third-party manufacturers; doing business internationally; pricing pressures and other competitive factors; successful development and introduction of new products; our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; industry consolidation; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; lengthy sales cycles; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; and business acquisitions and investments. Risks and uncertainties that could cause the company's actual results to differ from those set forth in any forward-looking statement are discussed in more detail under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Quarterly Report on Form 10-Q for the quarter ended April 3, 2009, as well as similar disclosures in the company's subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                        MINDSPEED TECHNOLOGIES, INC.

             Consolidated Condensed Statements of Operations
           (unaudited, in thousands, except per share amounts)

                            Three months ended          Nine months ended
                     -------------------------------  --------------------
                       July 3,   April 3,   June 27,    July 3,   June 27,
                        2009       2009       2008       2009       2008
                     ---------  ---------  ---------  ---------  ---------
Net revenues:
  Product            $  32,545  $  26,533  $  38,049  $  86,809  $ 105,248
  Intellectual
   property                 --      2,000        --       5,000      4,350
                     ---------  ---------  ---------  ---------  ---------
    Total net
     revenues           32,545     28,533     38,049     91,809    109,598
                     ---------  ---------  ---------  ---------  ---------
Cost of goods sold:
  Cost of goods sold,
   excluding asset
   impairments (a)(b)   12,618     10,863     12,510     33,230     34,651
  Asset
   impairments (c)          --      3,667         --      3,667         --
                     ---------  ---------  ---------  ---------  ---------
    Total cost of
     Goods sold
     (a)(b)(c)          12,618     14,530     12,510     36,897     34,651
                     ---------  ---------  ---------  ---------  ---------

Gross margin            19,927     14,003     25,539     54,912     74,947

Operating expenses:
  Research and
   development (a)      12,097     13,100     14,771     38,541     42,193
  Selling, general and
   administrative (a)    9,880     10,702     11,196     31,705     34,376
  Special charges (d)        9      4,582        110      6,896        284
                     ---------  ---------  ---------  ---------  ---------
    Total operating
     expenses           21,986     28,384     26,077     77,142     76,853
                     ---------  ---------  ---------  ---------  ---------

Operating loss          (2,059)   (14,381)      (538)   (22,230)    (1,906)

Other (expense)
 income, net              (747)       (18)      (413)     1,567     (1,564)
                     ---------  ---------  ---------  ---------  ---------

Loss before income
 taxes                  (2,806)   (14,399)      (951)   (20,663)    (3,470)

Provision for income
 taxes                     127        172        132        389        279
                     ---------  ---------  ---------  ---------  ---------

Net loss             $  (2,933) $ (14,571) $  (1,083) $ (21,052) $  (3,749)
                     =========  =========  =========  =========  =========

Net loss per share,
 basic               $   (0.12) $   (0.62) $   (0.05) $   (0.89) $   (0.16)
                     =========  =========  =========  =========  =========

Weighted-average
 number of shares
 used in basic per
 share computation (e)  23,619     23,573     23,144     23,533     22,981
                     =========  =========  =========  =========  =========

(a) Includes stock-based compensation expense and employer taxes on stock-based compensation.

(b) Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.3 million (July 2009), $0.3 million (April 2009) and $0.2 million (June
    2008). For the nine months ended July 3, 2009 and June 27, 2008, the favorable effect of such sales was $1.3 million and $1.1 million.

(c) Asset impairments include the write-down of the carrying value of technology developed by Ample Communications, Inc., which was previously acquired by the company ($2.3 million), certain Ample related inventory ($1.0 million) and certain manufacturing related fixed assets ($0.3 million).

(d) Special charges consists of tangible and intangible asset impairments and restructuring charges.

(e) Per share information has been adjusted to reflect the 1-for-5 reverse stock split which the company effected on June 30, 2008.

                        MINDSPEED TECHNOLOGIES, INC.

             Reconciliation of Non-GAAP Measures to GAAP Measures
              (unaudited, in thousands, except per share amounts)

                            Three months ended          Nine months ended
                     -------------------------------  --------------------
                       July 3,   April 3,   June 27,    July 3,   June 27,
                        2009       2009       2008       2009       2008
                     ---------  ---------  ---------  ---------  ---------

Reconciliation of
 Non-GAAP Gross Margin
 to GAAP Gross Margin
Non-GAAP gross
 margin              $  19,945  $  17,684  $  25,780  $  58,802  $  75,575
Items excluded from
 non-GAAP gross
 margin:
  Stock-based
   compensation             18         14         43         67        121
  Employer taxes on
   stock-based
   compensation             --         --          1          1          5
  Amortization of
   intangible assets (f)    --         --        160        155        465
  Asset impairments (g)     --      3,667         --      3,667         --
  Employee separation
   costs (h)                --         --         37         --         37
                     ---------  ---------  ---------  ---------  ---------
Gross margin         $  19,927  $  14,003  $  25,539  $  54,912  $  74,947
                     =========  =========  =========  =========  =========

Reconciliation of
 Non-GAAP Operating
 Expenses to GAAP
 Operating Expenses
Non-GAAP operating
 expenses            $  21,204  $  23,233  $  24,135  $  68,002  $  71,413
Items excluded from
 non-GAAP operating
 expenses:
  Stock-based
   compensation            684        513      1,053      2,129      3,876
  Employer taxes on
   stock-based
   compensation             --          2         10          6        153
  Amortization of
   intangible assets (f)    --         --         --         --        100
  Employee separation
   costs (h)                --        (69)       769        (84)     1,027
  Special charges (i)        9      4,582        110      6,896        284
  Employee option
   exchange costs (j)       89        123         --        193         --
                     ---------  ---------  ---------  ---------  ---------
Operating expenses   $  21,986  $  28,384  $  26,077  $  77,142  $  76,853
                     =========  =========  =========  =========  =========

Reconciliation of
 Non-GAAP Operating
 Income/(Loss) to
 GAAP Operating Loss
Non-GAAP operating
 income/(loss)       $  (1,259) $  (5,549) $   1,645  $  (9,200) $   4,162
Items excluded from
 non-GAAP operating
 income/(loss):
  Stock-based
   compensation            702        527      1,096      2,196      3,997
  Employer taxes on
   stock-based
   compensation             --          2         11          7        158
  Amortization of
   intangible assets (f)    --         --        160        155        565
  Asset impairments (g)     --      3,667         --      3,667         --
  Employee separation
   costs (h)                --        (69)       806        (84)     1,064
  Special charges (i)        9      4,582        110      6,896        284
  Employee option
   exchange costs (j)       89        123         --        193         --
                     ---------  ---------  ---------  ---------  ---------
Operating loss       $  (2,059) $ (14,381) $    (538) $ (22,230) $  (1,906)
                     =========  =========  =========  =========  =========

Reconciliation of
 Non-GAAP Net
 Income/(Loss) to
 GAAP Net Loss
Non-GAAP net
 income/(loss)       $  (2,133) $  (5,739) $   1,100  $ (10,902) $   2,319
Items excluded from
 non-GAAP net
 income/(loss):
  Stock-based
   compensation            702        527      1,096      2,196      3,997
  Employer taxes on
   stock-based
   compensation             --          2         11          7        158
  Amortization of
   intangible assets (f)    --         --        160        155        565
  Asset impairments (g)     --      3,667         --      3,667         --
  Employee separation
   costs (h)                --        (69)       806        (84)     1,064
  Special charges (i)        9      4,582        110      6,896        284
  Employee option
   exchange costs (j)       89        123         --        193         --
  Gain on debt
   extinguishment (k)       --         --         --     (2,880)        --
                     ---------  ---------  ---------  ---------  ---------
Net loss             $  (2,933) $ (14,571) $  (1,083) $ (21,052) $  (3,749)
                     =========  =========  =========  =========  =========

Reconciliation of
 Non-GAAP Net
 Income/(Loss) Per
 Share to GAAP Net
 Loss Per Share
Loss per share,
 basic:
  Non-GAAP net
   income/(loss) (l) $   (0.09) $   (0.24) $    0.05  $   (0.46) $    0.10
  Adjustments (l)        (0.03)     (0.38)     (0.10)     (0.43)     (0.26)
                     ---------  ---------  ---------  ---------  ---------
  Net loss (l)       $   (0.12) $   (0.62) $   (0.05) $   (0.89) $   (0.16)
                     =========  =========  =========  =========  =========

(f)  Amortization of intangible assets reflects amortization expense on purchased intangibles from the acquisition of certain of the assets of
     Ample in the fourth quarter of fiscal 2007.

(g)  Asset impairments include the write-down of the carrying value of technology developed by Ample ($2.3 million), certain Ample related inventory ($1.0 million) and certain manufacturing related fixed assets ($0.3 million).

(h)  Employee separation costs consist of severance benefits payable to certain former employees of the company as a result of organizational changes.

(i)  Special charges consists of asset impairments and restructuring charges.

(j)  Employee option exchange costs consist of the costs incurred to implement and account for the employee option exchange program.

(k)  Gain on debt extinguishment represents the gain we recorded in connection with extinguishing portions of our convertible debt instrument.

(l)  Per share information has been adjusted to reflect the 1-for-5 reverse stock split which the company effected on June 30, 2008.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading "Reconciliation of Non-GAAP Measures to GAAP Measures." Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and related employer taxes, asset impairments, amortization of intangible assets, employee separation costs, costs related to our employee option exchange program, the effects of special charges such as asset impairments and restructuring charges and/or gain on extinguishment of debt. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, operating expenses, operating income/(loss), net income/(loss) and net income/(loss) per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets and asset impairments. Non-GAAP operating expenses exclude stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, employee separation costs, special charges and employee option exchange costs. Non-GAAP operating income/(loss) excludes stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, asset impairments, employee separation costs, special charges, reverse stock split costs and employee option exchange costs. Non-GAAP net income/(loss) and non-GAAP net income/(loss) per share exclude stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, asset impairments, employee separation costs, special charges, employee option exchange costs and gain on extinguishment of debt.

As a result of our adoption of SFAS 123R, "Share-Based Payment" in the first quarter of fiscal 2006, our GAAP statements of operations for periods beginning in fiscal year 2006 include stock-based compensation expense. We believe that excluding stock-based compensation and employer taxes on stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance. We exclude the amortization of intangible assets and asset impairments from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude employee separation costs and costs related to our employee option exchange program because they include significant discrete items that may not be indicative of our ongoing operations or economic performance. We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance. We exclude gain on debt extinguishment because it is considered by management to be outside our core operating activities.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation and related employer taxes, amortization of intangible assets, asset impairments, our reverse stock split, our employee option exchange program, employee separation costs, special charges and gain on extinguishment of debt, please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

                        MINDSPEED TECHNOLOGIES, INC.

                   Consolidated Condensed Balance Sheets
                         (unaudited, in thousands)

                                                       July 3,     Oct. 3,
                                                        2009        2008
                                                     ----------  ----------
                             ASSETS
Current Assets
  Cash and cash equivalents                          $   11,871  $   43,033
  Receivables, net                                        8,133      14,398
  Inventories                                            11,524      16,187
  Prepaid expenses and other current assets               2,249       3,138
                                                     ----------  ----------
    Total current assets                                 33,777      76,756

  Property, plant and equipment, net                     11,049      12,600
  Intangible assets, net                                     --       4,909
  License agreements                                      6,554       3,347
  Other assets                                            2,655       2,992
                                                     ----------  ----------
    Total assets                                     $   54,035  $  100,604
                                                     ==========  ==========

             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                   $    7,252  $   11,265
  Deferred income on sales to distributors                2,839       4,869
  Accrued compensation and benefits                       4,843       6,778
  Restructuring                                             988           8
  Convertible senior notes - short term                  10,459          --
  Other current liabilities                               3,332       3,559
                                                     ----------  ----------
    Total current liabilities                            29,713      26,479

  Convertible senior notes - long term                   15,000      45,648
  Other liabilities                                         559         519
                                                     ----------  ----------
    Total liabilities                                    45,272      72,646

  Stockholders' equity                                    8,763      27,958
                                                     ----------  ----------
    Total liabilities and stockholders' equity       $   54,035  $  100,604
                                                     ==========  ==========

                        MINDSPEED TECHNOLOGIES, INC.

              Consolidated Condensed Statements of Cash Flows
                        (unaudited, in thousands)

                                                        Nine months ended
                                                       July 3,    June 27,
                                                        2009        2008
                                                     ---------   ---------

Cash Flows From Operating Activities
Net loss                                             $ (21,052)  $  (3,749)
Adjustments required to reconcile net loss to the
 net cash provided by (used in) operating activities,
 net of effects of acquisitions:
  Depreciation and amortization                          4,582       4,640
  Asset impairments                                      5,498          --
  Restructuring charges                                  4,031         284
  Stock compensation                                     2,196       4,123
  Inventory provisions                                   1,279      (1,188)
  Gain on debt extinguishment                           (2,880)         --
  Other non-cash items, net                                247         387
  Changes in assets and liabilities:
    Receivables                                          6,277      (3,490)
    Inventories                                          3,384       5,660
    Accounts payable                                    (4,746)      2,680
    Deferred income on sales to distributors            (2,030)       (487)
    Restructuring                                       (2,825)     (1,599)
    Accrued expenses and other current liabilities      (2,615)      1,931
    Other                                                1,002       2,445
                                                     ---------   ---------

Net cash (used in) provided by operating activities     (7,652)     11,637
                                                     ---------   ---------

Cash Flows From Investing Activities
Capital expenditures                                    (5,932)     (6,426)
Acquisition of assets, net of cash acquired                 --      (1,172)
                                                     ---------   ---------

Net cash used in investing activities                   (5,932)     (7,598)
                                                     ---------   ---------

Cash Flows From Financing Activities
Extinguishment of convertible debt                     (17,320)         --
Debt issuance costs                                       (256)         --
Exercise of options and warrants                            --         111
                                                     ---------   ---------

Net cash (used in) provided by financing activities    (17,576)        111
                                                     ---------   ---------

Effect of foreign currency exchange rates on cash           (2)        (48)

Net (decrease) increase in cash and cash equivalents   (31,162)      4,102
Cash and cash equivalents at beginning of period        43,033      25,796
                                                     ---------   ---------

Cash and cash equivalents at end of period           $  11,871   $  29,898
                                                     =========   =========

                        MINDSPEED TECHNOLOGIES, INC.

                         Selected Corporate Data
                        (unaudited, in thousands)

                            Three months ended          Nine months ended
                     -------------------------------  --------------------
                       July 3,   April 3,   June 27,    July 3,   June 27,
                        2009       2009       2008       2009       2008
                     ---------  ---------  ---------  ---------  ---------

Gross margin %              61%        49%        67%        60%        68%

Cash provided by
 (used in):
  Operating
   activities        $    (378) $  (4,007) $   3,428  $  (7,652) $  11,637
  Investing
   activities           (2,340)    (1,417)    (2,299)    (5,932)    (7,598)
  Financing
   activities               --        (12)        --    (17,576)       111
  Effect of foreign
   currency on cash         21        (26)        79         (2)       (48)
                     ---------  ---------  ---------  ---------  ---------
Net increase
 (decrease) in cash  $  (2,697) $  (5,462) $   1,208  $ (31,162) $   4,102
                     =========  =========  =========  =========  =========

Depreciation         $   1,233  $   1,271  $   1,211  $   3,807  $   3,611
Capital expenditures       308      1,186      1,457      3,278      3,767

Revenues by region:
  Americas           $   6,989  $   8,734  $   8,795  $  28,042  $  34,883
  Europe                 2,364      3,533      4,363      9,378     13,987
  Asia-Pacific          23,192     16,266     24,891     54,389     60,728
                     ---------  ---------  ---------  ---------  ---------
                     $  32,545  $  28,533  $  38,049  $  91,809  $ 109,598
                     =========  =========  =========  =========  =========

Revenues by product
 line:
  Multiservice access
   DSP products      $  13,642  $  10,781  $  13,748  $  35,212  $  35,555
  High-performance
   analog products       9,998      8,162     10,921     28,679     31,649
  WAN communications
   products              8,905      7,590     13,380     22,918     42,394
                     ---------  ---------  ---------  ---------  ---------
Total net product
 revenues               32,545     26,533     38,049     86,809    109,598
Intellectual
 property                   --      2,000         --      5,000         --
                     ---------  ---------  ---------  ---------  ---------
Total net revenues   $  32,545  $  28,533  $  38,049  $  91,809  $ 109,598
                     =========  =========  =========  =========  =========

Contact:
Andrea D. Williams
Mindspeed Technologies, Inc.
(949) 579-3111